UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2024

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 N. Albion St. Suite 300 Denver, CO	80220
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 1, 2024, Medicine Man Technologies, Inc. (the “Company”) issued a press release announcing the Company’s Common Stock currently listed on the OTCQX (“OTCQX”) will soon transition to the OTC Expert Market as a result of not filing its Quarterly Report on Form 10-Q by the due date of May 15, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on May 16, 2024 (the “Form 12b-25”), the Company was unable to file its Form 10-Q within the prescribed period a result of an SEC investigation and subsequent Order to the Company’s previous auditor, BF Borgers CPA PC.

On May 23, 2024, the Company received a written notification (the “Notification”) from, the OTC Market Group (the “OTC”), notifying the Company that because it was delinquent in filing its 10-Q for the period ending March 31, 2024, the Company no longer met the OTCQX Requirements for Continued Qualification as per Section 3.1(l)(1)(A) of the OTCQX Rules of U.S. Companies (the “OTCQX Rules”). The Notification further stated that, per Section 6.1 of the OTCQX Rules, the Company had 30 days, or until June 24, 2024, to cure the deficiency. The OTC subsequently notified the Company that the OTC was exercising its discretion under Section 6.1 of the OTCQX Rules to provide an additional 15-day grace period (as extended, the “Deadline”). At present, the Company is still not current with its SEC reporting obligations with respect to its Form 10-Q for the period ended March 31, 2023 (the “Missed Filing”), and such Missed Filing will not be completed and filed by the Deadline. Therefore, the Company will be removed from the OTCQX, and shifted to the OTC Market Group’s “Expert Market”. The Expert Market will be available for unsolicited quotes only, meaning broker-dealers may use the Expert Market to publish unsolicited quotes representing limit orders from retail and institutional investors who are not affiliates or insiders of the issuer.

Once the Company regains compliance with SEC reporting requirements, it will be able to apply to relist on the OTCQX by submitting a new Form 211 and meeting OTC Markets requirements for the OTCQX.

The Company is working diligently with Baker Tilly US, LLP to complete and file the Missed Filing as soon as possible to become current with its SEC reporting obligations. The Company intends to apply for relisting on the OTC Markets once it becomes current with its SEC reporting obligations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: July 8, 2024		Christine Jones
Chief Legal Officer